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                             CIT FINANCIAL USA, INC.

                        CERTIFICATE OF SERVICING OFFICER



The undersigned certifies that he is a Vice President of CIT Financial USA, Inc., a corporation organized under the laws of Delaware ("CFUSA"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CFUSA pursuant to Section 9.02 of the Pooling and Servicing Agreement, dated as of February 1, 2004 (the "Agreement"), among CFUSA, NCT Funding Company, L.L.C. and CIT Equipment Collateral 2004-VT1, (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

The Monthly Report for the period from October 1, 2004 to October 31, 2004 attached to this certificate is complete and accurate and in accordance with the requirements of Section 9.02 of the Agreement.


IN WITNESS WHEREOF, the undersigned has affixed hereunto his signature this 18th day of November 2004.


                                            CIT FINANCIAL USA, INC.


                                                   William G. Delaney
                                            --------------------------------
                                            Name:  William G. Delaney
                                            Title: Vice President